                                                                                                                                                EX-99(h)(2)

TRANSFER AGENCY SERVICE AGREEMENT

between

THE NORTH COUNTRY FUNDS

and

GEMINI FUND SERVICES, LLC

INDEX

2.    DUTIES OF GFS

3.    RECORDKEEPING

4.    ISSUANCE AND TRANSFER OF SHARES

5.    SHARE PURCHASES; ELIGIBILITY TO RECEIVE DISTRIBUTIONS

9

6.    FEES AND EXPENSES

7.    REPRESENTATIONS AND WARRANTIES

10

8.    STANDARD OF CARE, INDEMNIFICATION AND RELIANCE

9     CONFIDENTIALITY

13

10.  PROPRIETARY INFORMATION

14

11.  EFFECTIVENESS, DURATION, AND TERMINATION

12.  ADDITIONAL FUNDS AND CLASSES.

13.  ASSIGNMENT

14.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

14.  TAXES

15.  MISCELLANEOUS

SCHEDULE A

19

SERVICE FEES

19

TRANSACTION FEES

19

ADDITIONAL SERVICE CHARGES

20

24 HOUR AUTOMATED VOICE RESPONSE

20

INTERNET ACCESS

20

IRA PLAN FEES

20

FEE INCREASES

20

OUT-OF-POCKET EXPENSES

SCHEDULE B

SCHEDULE C

THE NORTH COUNTRY FUNDS

TRANSFER AGENCY SERVICE AGREEMENT

AGREEMENT made this 3rd day of January, 2001, and revised February 3, 2004, by and between The North Country Funds, a Massachusetts business trust, having its principal office and place of business at 250 Glen Street, Glens Falls, NY  12801 (the “Trust”), and Gemini Fund Services, LLC, (formerly, “American Data Services, Inc.”), a New York corporation having its principal office and place of business at the Hauppauge Corporate Center, 150 Motor Parkway, Suite 109, Hauppauge, New York 11788  (“GFS”).

WHEREAS, the Trust is an open-end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust is authorized to issue shares (“Shares”) in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and is authorized to divide those series into separate classes; and

WHEREAS, the Trust offers shares in the series as listed in Appendix A hereto (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Section 12, being herein referred to as a “Fund,” and collectively as the “Funds”) and the Trust offers shares of the classes of each Fund as listed in Appendix A hereto (each such class together with all other classes subsequently established by the Trust in a Fund being herein referred to as a “Class,” and collectively as the “Classes”); and

WHEREAS, the Trust desires to appoint GFS as its transfer agent and dividend disbursing agent for each Fund and Class thereof and GFS desires to accept such appointment on the terms and conditions set forth in this Agreement;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and GFS hereby agree as follows:

1.

APPOINTMENT; DELIVERY OF DOCUMENTS

(a)

Appointment.  The Trust, on behalf of each Fund, hereby appoints GFS to act as, and GFS agrees to act as, (i) transfer agent for the authorized and issued shares of common stock of the Trust representing interests in each of the respective Funds and Classes thereof (“Shares”), (ii) dividend disbursing agent and (iii) agent in connection with any accumulation, open-account or similar plans provided to the registered owners of shares of any of the Funds (“Shareholders”) and set out in the currently effective prospectuses and statements of additional information of the applicable Fund, including, without limitation, any periodic investment plan or periodic withdrawal program.

(b)

Document Delivery. The Trust has delivered to GFS copies of:

(i)

the Trust’s Declaration of Trust, Trust Instrument and By-laws (collectively, as amended from time to time, “Organic Documents”);

(ii)

the Trust’s Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Investment Company Act of 1940, as amended (the “1940 Act”)(the “Registration Statement”);

(iii)

the current Prospectus and Statement of Additional Information of each Fund (collectively, as currently in effect and as amended or supplemented, the “Prospectus”);

(iv)

each current plan of distribution or similar document adopted by the Trust under Rule 12b-1 under the 1940 Act (“Plan”) and each current shareholder service plan or similar document adopted by the Trust (“Service Plan”); and

(v)

The Trust shall promptly furnish GFS with all amendments of or supplements to the foregoing and shall deliver to GFS a certified copy of the resolution of the Board of Directors of the Trust (the “Board”) appointing GFS and authorizing the execution and delivery of this Agreement.

2.

DUTIES OF GFS

(a)

Transfer Agency Services.  In accordance with procedures established from time to time by agreement between the Trust on behalf of each of the Funds, as applicable, and GFS, GFS will perform the following services:

(i)

provide the services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program) that are customary for open-end management investment companies including:

(A)

maintaining all Shareholder accounts;

(B)

preparing Shareholder meeting lists;

(C)

mailing Shareholder reports and prospectuses to current Shareholders;

(D)

withholding taxes on U.S. resident and non-resident alien accounts;

(E)

preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required by federal authorities with respect to distributions for Shareholders;

(F)

preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts; and

(G)

providing account information in response to inquiries from Shareholders.

(i)

Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation therefore to the Custodian of the Fund authorized by the Board of Directors of the Fund (the “Custodian”); or, in the case of a Fund’s operating in a master-feeder or fund of funds structure, to the transfer agent or interest-holder recordkeeper for the master portfolios in which the Fund invests;

(ii)

pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

(iii)

receive for acceptance redemption requests and deliver the appropriate documentation therefor to the Custodian or, in the case of Fund’s operating in a master-feeder or fund of funds structure, to the transfer agent or interest-holder recordkeeper for the master portfolios in which the Fund invests;

(iv)

as and when it receives monies paid to it by the Custodian with respect to any redemption, pay the redemption proceeds as required by the Prospectus pursuant to which the redeemed Shares were offered and as instructed by the redeeming Shareholders;

(v)

effect transfers of Shares upon receipt of appropriate instructions from Shareholders;

(vi)

prepare and transmit to Shareholders (or credit the appropriate Shareholder accounts) payments for all distributions declared by the Trust with respect to Shares;

(vii)

issue share certificates and replacement share certificates for those share certificates alleged to have been lost, stolen, or destroyed upon receipt by GFS of indemnification satisfactory to GFS and protecting GFS and the Trust and, at the option of GFS, issue replacement certificates in place of mutilated share certificates upon presentation thereof without requiring indemnification;

(viii)

receive from Shareholders or debit Shareholder accounts for sales commissions, including contingent deferred, deferred and other sales charges, and service fees (i.e., wire redemption charges) and prepare and transmit payments to underwriters, selected dealers and others for commissions and service fees received;

(ix)

track shareholder accounts by financial intermediary source and otherwise as requested by the Trust and provide periodic reporting to the Trust or its administrator or other agent;

(x)

maintain records of account for and provide reports and statements to the Trust and Shareholders as to the foregoing;

(xi)

Record the issuance of shares of the Fund and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding;

(xii)

provide a system which will enable the Trust to calculate the total number of Shares of each Fund and Class thereof sold in each State.

(a)

Other Services. GFS shall provide the following additional services on behalf of the Trust and such other services agreed to in writing by the Trust and GFS:

(i)

monitor and make appropriate filings with respect to the escheatment laws of the various states and territories of the United States.

(a)

Blue Sky Matters. The Trust or its administrator or other agent:

(i)

shall identify to GFS in writing those transactions and assets to be treated as exempt from reporting for each state and territory of the United States and for each foreign jurisdiction (collectively “States”); and

(ii)

shall monitor the sales activity with respect to Shareholders domiciled or resident in each State.

(a)

Safekeeping. GFS shall establish and maintain facilities and procedures reasonably acceptable to the Trust for the safekeeping, control, preparation and use of share certificates, check forms, and facsimile signature imprinting devices. GFS shall establish and maintain facilities and procedures reasonably acceptable to the Trust for safekeeping of all records maintained by GFS pursuant to this Agreement.

(b)

Cooperation with Accountants. GFS shall cooperate with each Fund’s independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants’ duties.

(c)

Responsibility for Compliance with Law.

(i)

In General.  Except with respect to GFS’s duties as set forth in this Section 2 and except as otherwise specifically provided herein, the Trust assumes all responsibility for ensuring that the Trust complies with all applicable requirements of the Securities Act, the 1940 Act and any laws, rules and regulations of governmental authorities with jurisdiction over the Trust. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the law and all official interpretations of such law or rules or regulations.

(ii)

Issuance of Shares. The responsibility of GFS for the Trust’s state registration status is solely limited to the reporting of transactions to the Trust, and GFS shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust or its administrator or other agent.

(a)

New Procedures.  New procedures as to who shall provide certain of these services in Section 2 may be established in writing from time to time by agreement between the Trust and GFS. GFS may at times perform only a portion of these services and the Trust or its agent may perform these services on the Trust’s behalf.

(b)

Anti-Money Laundering (“AML”) Delegation.  The Trust hereby delegates to GFS certain AML duties under this Agreement as permitted by law and pursuant to the Trust’s Anti-Money Laundering Policies and Procedures, which are set forth in Schedule C.  The Trust’s Anti-Money Laundering Policies and Procedures may be changed from time to time subject to mutual written agreement between the parties.  In consideration of the performance of the duties by GFS set forth in Schedule C and pursuant to Section 3(b) below, the Trust agrees to pay GFS for the reasonable administrative expense that may be associated with such additional duties in the amount as the parties may from time to time agree in writing in accordance with Section 6 (Fees and Expenses) below.

3.

RECORDKEEPING

(a)

Predecessor Records. Prior to the commencement of GFS’s responsibilities under this Agreement, if applicable, the Trust shall deliver or cause to be delivered over to GFS:

(i)

an accurate list of Shareholders of the Trust, showing each Shareholder’s address of record, number of Shares owned and whether such Shares are represented by outstanding share certificates; and

(ii)

all Shareholder records, files, and other materials necessary or appropriate for proper performance of the functions assumed by GFS under this Agreement (collectively referred to as the “Materials”). The Trust shall on behalf of each applicable Fund or Class indemnify and hold GFS harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any error, omission, inaccuracy or other deficiency of the Materials, or out of the failure of the Trust to provide any portion of the Materials or to provide any information in the Trust’s possession or control reasonably needed by GFS to perform the services described in this Agreement.

(a)

Recordkeeping. GFS shall keep records relating to the services to be performed under this Agreement, in the form and manner as it may deem advisable and as required by applicable law. To the extent required by Section 31 of the 1940 Act, and the rules thereunder, GFS agrees that all such records prepared or maintained by GFS relating to the services to be performed by GFS under this Agreement are the property of the Trust and will be preserved, maintained and made available in accordance with Section 31 of the 1940 Act and the rules thereunder, and will be surrendered promptly to the Trust on and in accordance with the Trust’s request. The Trust and the Trust’s authorized representatives shall have access to GFS’s records relating to the services to be performed under this Agreement at all times during GFS’s normal business hours. Upon the reasonable request of the Trust, copies of any such records shall be provided promptly by GFS to the Trust or its authorized representatives.   GFS shall maintain the following shareholder account information:

(i)

name, address and United States Tax Identification or Social Security number;

(ii)

number of Shares held and number of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

(iii)

historical information regarding the account of each Shareholder, including dividends and distributions paid and the date and price for all transactions on a Shareholder’s account;

(iv)

any stop or restraining order placed against a Shareholder’s account;

(v)

any correspondence relating to the current maintenance of a Shareholder’s account;

(vi)

information with respect to withholdings;

(vii)

any information required in order for GFS to perform any calculations by this Agreement; and

(viii)

certain records related to anti-money laundering pursuant to the Trust’s Anti-Money Laundering Policies and Procedures set forth in Schedule C.

(a)

Confidentiality of Records. GFS and the Trust agree that all books, records, information, and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

(b)

Inspection of Records by Others.  In case of any requests or demands for the inspection of the Shareholder records of a Fund, GFS will endeavor to notify such Fund and to secure instructions from an authorized officer of the Fund as to such inspection.  GFS reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person, and shall promptly notify the Fund of any unusual request to inspect or copy the shareholder records of the Fund or the receipt of any other unusual request to inspect, copy or produce the records of the Fund.

4.

ISSUANCE AND TRANSFER OF SHARES

(a)

Issuance of Shares. GFS shall make original issues of Shares of each Fund and Class thereof in accordance with the Trust’s then current prospectus only upon receipt of:

(i)

instructions requesting the issuance;

(ii)

a certified copy of a resolution of the Board authorizing the issuance;

(iii)

necessary funds for the payment of any original issue tax applicable to such Shares; and

(iv)

an opinion of the Trust’s counsel as to the legality and validity of the issuance, which opinion may provide that it is contingent upon the filing by the Trust of an appropriate notice with the SEC, as required by Section 24 of the 1940 Act or the rules thereunder. If such opinion is contingent upon a filing under Section 24 of the 1940 Act, the Trust shall indemnify GFS for any liability arising from the failure of the Trust to comply with that section or the rules thereunder.

(a)

Transfer of Shares. Transfers of Shares of each Fund and Class thereof shall be registered on the Shareholder records maintained by GFS. In registering transfers of Shares, GFS may rely upon the Uniform Commercial Code as in effect in the State of New York or any other statutes that, in the opinion of GFS’s counsel, protect GFS and the Trust from liability arising from:

(i)

not requiring complete documentation;

(ii)

registering a transfer without an adverse claim inquiry;

(iii)

delaying registration for purposes of such inquiry; or

(iv)

refusing registration whenever an adverse claim requires such refusal. As Transfer Agent, GFS will be responsible for delivery to the transferor and transferee of such documentation as is required by the Uniform Commercial Code.

5.

 SHARE PURCHASES; ELIGIBILITY TO RECEIVE DISTRIBUTIONS

(a)

Purchase Orders. Shares shall be issued in accordance with the terms of a Fund’s or Class’ prospectus after GFS or its agent receives either:

(i)

(A) an instruction directing investment in a Fund or Class, (B) a check (other than a third party check) or a wire or other electronic payment in the amount designated in the instruction, and (C), in the case of an initial purchase, a completed account application; or

(ii)

the information required for purchases pursuant to a selected dealer agreement, processing organization agreement, or a similar contract with a financial intermediary.

(a)

Distribution Eligibility.   Shares issued in a Fund after receipt of a completed purchase order shall be eligible to receive distributions of the Fund at the time specified in the prospectus pursuant to which the Shares are offered.

(b)

Determination of Federal Funds. Shareholder payments shall be considered Federal Funds no later than on the day indicated below unless other times are noted in the prospectus of the applicable Class or Fund:

(i)

for a wire received, at the time of the receipt of the wire;

(ii)

for a check drawn on a member bank of the Federal Reserve System, on the second Fund Business Day following receipt of the check; and

(iii)

for a check drawn on an institution that is not a member of the Federal Reserve System, at such time as GFS is credited with Federal Funds with respect to that check.

6.

FEES AND EXPENSES

(a)

Fees. For the services provided by GFS pursuant to this Agreement, the Trust, on behalf of each Fund, agrees to pay GFS the fees set forth in Schedule A. Fees will begin to accrue for each Fund on the latter of the date of this Agreement or the date of commencement of operations of the Fund.

(b)

Expenses. In addition to the fees paid under subsection (a), the Trust agrees to reimburse GFS for out-of-pocket expenses or advances incurred by GFS for the items set out in the Schedule A attached hereto.  In addition, the Trust will reimburse any other expenses incurred by GFS at the request or with the consent of the Trust.

(c)  Fee Changes. The fees, out-of pocket expenses and advances identified in the foregoing subsections (a) and (b) above may be changed from time to time subject to mutual written agreement between the Trust and GFS.

(d) Due Date.  All fees under subsection (a) are due and payable via wire within five (5) days of receipt.  All expenses under subsection (b) are due and payable via wire within (10) days of receipt. Interest, at a rate of eighteen (18) percent per year, can be charged if invoices remain outstanding greater than the five (5) and ten (10) days, respectively.

7.

REPRESENTATIONS AND WARRANTIES

(a)

Representations of GFS.  GFS represents and warrants to the Trust that:

(i)

it is a corporation duly organized and existing and in good standing under the laws of the State of New York;

(ii)

it is duly qualified to carry on its business in the State of New York;

(iii)

it is empowered under applicable laws and by its Article of Incorporation and Bylaws to enter into this Agreement and perform its duties under this Agreement;

(iv)

it has access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement; and

(v)

it is registered as a transfer agent under Section 17A of the Securities Exchange Act of 1934 and shall continue to be registered throughout the remainder of this Agreement.

(a)

Representations of the Trust.  The Trust represents and warrants to GFS that:

(i)

it is a Trust duly organized and existing and in good standing under the laws of the State of Massachusetts;

(ii)

it is empowered under applicable laws and by its Organic Documents to enter into and perform this Agreement;

(iii)

all proceedings required by said Organic Documents have been taken to authorize it to enter into and perform this Agreement;

(iv)

it is an open-end management investment company registered under the Investment Company Act of 1940; and

(v)

a registration statement under the Securities Act of 1933 is currently or will become effective and will remain effective, and appropriate state securities law filings as required, have been or will be made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

8.

STANDARD OF CARE, INDEMNIFICATION AND RELIANCE

(a)

Indemnification of GFS. GFS shall not be responsible for, and the Trust shall on behalf of each applicable Fund or Class thereof indemnify and hold GFS harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to:

(i)

all actions of GFS or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct; the Trust’s lack of good faith or the Trust’s negligence or willful misconduct;

(ii)

the reliance on or use by GFS or its agents or subcontractors of information, records or documents which (i) are received by GFS or its agents or subcontractors and furnished to it by or on behalf of a Fund, and (ii) have been prepared or maintained by the Trust or any other person or firm on behalf of the Trust, including but not limited to any previous transfer agent or registrar;

(iii)

the reasonable reliance on, or the carrying out by GFS or its agents or subcontractors of, any instructions or requests of the Trust on behalf of the applicable Fund;

(iv)

a Fund’s refusal or failure to comply with the terms of this Agreement, or which arise out of a Fund’s lack good faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Fund hereunder; and

(v)

the offer or sale of Shares in violation of any requirement under the Federal securities laws  or  regulations  or   the  securities  laws or regulations of any State that such Shares be registered in such State or  in violation of any stop order or other determination or ruling by any federal agency or any State with respect to the offer or sale of such Shares in such State.

The Trust shall not be required to indemnify any GFS Indemnitee if, prior to confessing any Claim against the GFS Indemnitee, GFS or the GFS Indemnitee does not give the Trust written notice of and reasonable opportunity to defend against the claim in its own name or in the name of the GFS Indemnitee.

(a)

Indemnification of the Trust. GFS shall indemnify and hold the Trust and each Fund or Class thereof harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributed to any action or failure or omission to act by GFS as a result of GFS’s lack of good faith, negligence or willful misconduct with respect to the services performed under or in connection with this Agreement.

(b)

Reliance. At any time GFS may apply to any officer of the Trust for instructions, and may consult with legal counsel to the Trust or to GFS with respect to any matter arising in connection with the services to be performed by GFS under this Agreement, and GFS and its agents or subcontractors shall not be liable and shall be indemnified by the Trust on behalf of the applicable Fund for any action taken or omitted by it in reasonable reliance upon such instructions or upon the advice of such counsel. GFS, its agents and subcontractors shall be protected and indemnified in acting upon:

(i)

any paper or document furnished by or on behalf of the Trust, reasonably believed by GFS to be genuine and to have been signed by the proper person or persons;

(ii)

any instruction, information, data, records or documents provided GFS or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Trust; and

(iii)

any authorization, instruction, approval, item or set of data, or information of any kind transmitted to GFS in person or by telephone, vocal telegram or other electronic means, reasonably believed by GFS to be genuine and to have been given by the proper person or persons. GFS shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust. GFS, its agents and subcontractors shall also be protected and indemnified in recognizing share certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Trust, and the proper countersignature of any former transfer agent or former registrar or of a co-transfer agent or co-registrar of the Trust.

(a)

Reliance on Electronic Instructions. If the Trust has the ability to originate electronic instructions to GFS in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event GFS shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by GFS from time to time.

(b)

Use of Fund/Serv and Networking. The Trust has authorized or in the future may authorize GFS to act as a “Mutual Fund Services Member” for the Trust or various Funds and Classes. Fund/SERV and Networking are services sponsored by the National Securities Clearing Trust (“NSCC”) and as used herein have the meanings as set forth in the then current edition of NSCC RULES AND PROCEDURES published by NSCC or such other similar publication as may exist from time to time. The Trust shall indemnify and hold GFS harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising directly or indirectly out of or attributed to any action or failure or omission to act by NSCC.

(c)

Notification of Claims. In order that the indemnification provisions contained in this Section shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim or to defend against said claim in its own name or in the name of the other party. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party’s prior written consent.

9.

CONFIDENTIALITY

GFS and the Trust agree that all books, records, information, and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except that GFS may:

(a) prepare or assist in the preparation of periodic reports to shareholders and   regulatory bodies such as the SEC; and

(b) release such other information as approved in writing by the Trust which approval shall not be unreasonably withheld and may not be withheld where GFS may be exposed to civil or criminal contempt proceedings for failure to release the information, when requested to divulge such information by duly constituted authorities or when so requested by the Trust or the Adviser.

10.

PROPRIETARY INFORMATION

(a)

Proprietary Information of GFS. The Trust acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals maintained by GFS on databases under the control and ownership of GFS or a third party constitute copyrighted, trade secret, or other proprietary information (collectively, “Proprietary Information”) of substantial value to GFS or the third party. The Trust agrees to treat all Proprietary Information as proprietary to GFS and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided under this Agreement.

(b)

Proprietary Information of the Trust. GFS acknowledges that the Shareholder list and all information related to Shareholders furnished to GFS by the Trust or by a Shareholder in connection with this Agreement (collectively, “Customer Data”) constitute proprietary information of substantial value to the Trust. In no event shall Proprietary Information be deemed Customer Data. GFS agrees to treat all Customer Data as proprietary to the Trust and further agrees that it shall not divulge any Customer Data to any person or organization except as may be provided under this Agreement or as maybe directed by the Trust.

11.

EFFECTIVENESS, DURATION, AND TERMINATION

(a)

Effective Date.  This Agreement shall become effective on the date first above written.

(b)

Term.  This Agreement shall remain in effect for an initial term of three (3) years ending on February 28, 2005 and shall continue in effect for successive twelve-month periods; provided that such continuance is specifically approved at least annually by the Board and by a majority of the Directors who are not parties to this Agreement or interested persons of any such party.

(a)

Termination for Cause.  In the event of a material breach of this Agreement by either party, the non-breaching part shall notify the breaching party in writing of such breach and upon receipt of such notice, the breaching party shall by 45 days to remedy the breach.  If said breach is not remedied to the reasonable satisfaction of the non-breaching party, the non-breaching party may thereafter terminate this Agreement immediately. Compensation due GFS and unpaid by the Trust upon such termination shall be immediately due and payable upon, and notwithstanding, such termination. If after such termination for so long as GFS, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement, the provisions of this Agreement, including without limitation, the provisions dealing with indemnification, shall continue in full force and effect.

(b)

Reimbursement of GFS’s Expenses.  If this Agreement is terminated with respect to a Fund or Funds, GFS shall be entitled to collect from the Fund or Funds, in addition to the compensation described under Sections 14 hereof, the amount of all of GFS’s reasonable labor charges and cash disbursements for services in connection with GFS’s activities in effecting such termination, including without limitation, the labor costs and expenses associated with the de-conversion of the Corporations records of each Fund from its computer systems, and the delivery to the Trust and/or its designees of the Trust’s property, records, instruments and documents, or any copies thereof. Subsequent to such termination, for a reasonable fee, GFS will provide the Trust with reasonable access to all Trust documents or records, if any, remaining in its possession.

(c)

Survival of Certain Obligations.  The obligations of Sections 3, 6, 9 and 10 shall survive any termination of this Agreement

(d)

Force Majeure.  In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

 12.

ADDITIONAL FUNDS AND CLASSES

If the Trust establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of Shares or classes of Shares, as the case may be, shall become Funds and Classes under this Agreement; provided, however, that either GFS or the Trust may elect not to make and such series or classes subject to this Agreement.

13.

ASSIGNMENT

Except as otherwise provided in this Agreement, neither this Agreement nor any rights or obligations under this Agreement may be assigned by either party without the written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns. GFS may, without further consent on the part of the Trust, subcontract for the performance hereof with any entity, including affiliated persons of GFS; provided however, that GFS shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as GFS is for its own acts and omissions.

14.

LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

The trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and GFS agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which GFS's rights or claims relate in settlement of such rights or claims, and not to the trustees of the Trust or the shareholders of the Funds.

15.

 TAXES

GFS shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed on any basis whatsoever in connection with the Trust or any Shareholder or any purchase of Shares, excluding taxes assessed against GFS for compensation received by it under this Agreement.

16.

 MISCELLANEOUS

(a)

Amendments. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

(b)

Choice of Law. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York.

(c)

Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

(d)

Counterparts. The parties may execute this Agreement on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(e)

Severability. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

(f)

Headings. Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(g)

Notices.  All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

To the Trust:	To GFS:
Michael J. Wagner	Kevin P. Meehan
President	President
The North Country Funds	Gemini Fund Services, LLC.
150 Motor Parkway	150 Motor Parkway, Suite 205
Hauppauge, NY 11788	Hauppauge, NY 11788

(h)

Business Days. Nothing contained in this Agreement is intended to or shall require GFS, in any capacity hereunder, to perform any functions or duties on any day other than a Fund Business Day. Functions or duties normally scheduled to be performed on any day which is not a Fund Business Day shall be performed on, and as of, the next Fund Business Day, unless otherwise required by law.

(i)

Distinction of Funds. Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

(j)

Consequential Damages.  Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

(k)

Nonliability of Affiliates. No affiliated person (as that term is defined in the 1940 Act), employee, agent, director, officer or manager of GFS shall be liable at law or in equity for GFS’s obligations under this Agreement.

(l)

Representation of Signatories. Each of the undersigned expressly warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, as of the day and year first above written.

THE NORTH COUNTRY FUNDS

GEMINI FUND SERVICES, LLC

By:

By:

         Michael J. Wagner, President

Kevin P. Meehan, President

THE NORTH COUNTRY FUNDS

TRANSFER AGENCY

SERVICES AGREEMENT

Schedule A

                                              Fee and Charges

(a)

SERVICE FEES:

The Greater of:

(1)

Minimum maintenance charge per portfolio/class - $1,250.00/month (No prorating partial months), plus transaction charges;

OR,

(2) Based upon the total of all open/closed accounts (1) in the portfolio/class upon the following annual rates (billed monthly), plus transaction charges:

OPEN ACCOUNTS:

         Type of portfolio/class

Annual/semi annual dividend……………….$10.00 per account

Monthly dividends…………………………..$13.00 per account

Daily distribution……………………………$16.00 per account

CLOSED ACCOUNTS:……………………………

$  2.00 per account(2)

(1)

All accounts closed during a month will be considered as open accounts for billing purposes in the month the account is closed.

(2)

Closed accounts will remain in the shareholder files until all 1099’s and 5498’s have been sent to shareholders and reported (via mag media) to the IRS.

TRANSACTION FEES:

Trade Entry (purchase/liquidation)…………………………….$1.50 each

New account set-up………………………………………….$3.00 each

Customer service calls…………………………………………$3.00 each

Correspondence/information requests…………………………$1.75 each

Liquidations paid by wire transfer……………………………..$3.00 each

Check preparation…………………………………………...$0.50 each

ACH charge…………………………………………………$0.45 each

SWP…………………………………………………………$1.25 each

ADDITIONAL SERVICE CHARGES:

Fund/SERV:

All portfolios processed through Fund/SERV will be subject to an additional monthly charge of $250.00.

All transactions processed through Fund/SERV will be billed at transaction fee rates listed above.

24 HOUR AUTOMATED VOICE RESPONSE:

Initial one-time setup charge per portfolio: $750.00

All calls processed through automated voice response will be billed as a customer service call listed above at $1.50 per call.

        INTERNET ACCESS:

Each shareholder or broker inquiry billed at $0.25 per inquiry (shareholders are limited to two inquiries per day, advisers are not charged).  Inquiries are billed per login, not the number of views.

(b) IRA PLAN FEES:

The following fees will be charged directly to the shareholder account:

       Per Account

            Charge

Annual maintenance fee…………………………….

$15.00 (1)

Incoming transfer from prior custodian……………. $12.00

Distribution to a participant…………………………$15.00

Refund of excess contribution………………………$15.00

Transfer to successor custodian……………………..$15.00

Automatic periodic distributions……………………

$15.00/year per account

(1)

Includes Custodian Fee.

(c) FEE INCREASES:

On each annual anniversary date of this Agreement, the fees enumerated above (excluding Transaction Fees and IRA Plan Fees) will be increased by the change in the Consumer Price Index (CPI) for New York and North Eastern New Jersey for the preceding twelve month period.

(d) EXPENSES:

The Trust  shall reimburse GFS for any out-of-pocket expenses, exclusive of salaries, advanced by GFS in connection with the performance of its duties to include the printing of confirmation forms and statements, proxy expenses, travel requested by the Trust, supplies, record storage, postage (plus a $0.085 service charge for all mailings) and courier charges, telephone toll charges, and 800 line costs.

THE NORTH COUNTRY FUNDS

GEMINI FUND SERVICES,LLC

By:

By:

Michael J. Wagner, President

Kevin P. Meehan, President

Date: _________________________                   Date:__________________________

THE NORTH COUNTRY FUNDS

TRANSFER AGENCY SERVICE AGREEMENT

Schedule B

Funds and Classes to be Serviced under this Agreement

The North Country Equity Growth Fund

  The North Country Intermediate Bond Fund

THE NORTH COUNTRY FUNDS

GEMINI FUND SERVICES, LLC

By:

By:

Michael J. Wagner, President

Kevin P. Meehan, President

Date: _________________________                   Date:__________________________

THE NORTH COUNTRY FUNDS

TRANSFER AGENCY SERVICE AGREEMENT

Schedule C

ANTI-MONEY LAUNDERING POLICIES AND PROCEDURES

Gemini Fund Services, LLC (“GFS”) will provide the following services, which are described more fully in the Trust’s Anti-Money Laundering Program, as adopted on July 22, 2003 and the GFS Anti-Money Laundering Policy as adopted on April 18, 2002 ..  Compensation for such services is provided for on Schedule A to the attached Transfer Agency Service Agreement between the Trust and GFS.

CUSTOMER IDENTIFICATION PROGRAM

Because of the process of purchasing and redeeming shares of the Trust, as described above, the Trust must rely on the customer identification procedures established by GFS.  The Trust delegates to GFS the implementation and operation of its CIP, designed to identify and verify persons seeking to open an account with the Trust, to the extent reasonable and practicable.  GFS will maintain records of the information used to verify the person’s identity and determine whether the person appears on any lists of known or suspected terrorist or terrorist organizations provided to the Trust by any government agency.  Duties include:

1.

Prior to opening a customer account or granting customers authority to effect transactions with respect to an account, GFS shall obtain and record, on behalf of the Trust, the following identifying information about each customer, at a minimum including:

a.

Name;

b.

Date of birth, for a natural person;

c.

Addresses, including:

i.

residence or business street address or an Army Post Office or Fleet Post Office box number or residential or business street address of next of kin or other contact individual; or

ii.

principal place of business local office or other physical location, for a person other than a natural person; and

d.

Identification numbers:

i.

A taxpayer identification number from each customer that is a US person; or

ii.

A taxpayer identification number, passport number and country of issuance, alien identification card number, or number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard from each customer that is not a US person, except that the customer can provide this information within a reasonable period of time after the account is established provided that the customer has applied for and can provide a copy of such application for the employer identification number prior to such time.

2.

GFS must verify all the above stated forms of customer identification within a reasonable time after the account is opened.  Verification can occur through:

a.

Documentation including:

i.

Unexpired government-issued identification, such as a driver’s license or passport for individuals; and

ii.

Documents showing the existence of an entity, such as certified articles of incorporation, a government-issued business license, a partnership agreement, or trust instrument for a person that is not an individual.

b.

When documentary verification fails for reasons including but not limited to, GFS not being familiar with the documents presented, no documentation is obtained by GFS, or the customer does not open the account in person, GFS may then verify customer identity via non-documentary methods including:

i.

Directly contacting the customer;

ii.

Independent verification of the customer’s identity through comparison of information provided by customer with information obtained from a consumer reporting agency, public database, or other source;

iii.

Checking references with other financial institutions; and

iv.

Obtaining a financial statement.

c.

When GFS cannot verify the identity of a customer, who is not an individual, by documentary or non-documentary methods stated above, GFS shall obtain information about individuals with authority or control over such account, such as persons authorized to effect transactions in the Shareholder or record’s account.

3.

GFS must maintain records of all information obtained from customers to verify their identity, including at a minimum:

a.

All customer identification documentations obtained under paragraph 1(a).  Such information must be retained by GFS for five (5) years after the date the account is closed;

b.

A description of any documentary method used to verify identification, as set out in paragraph above.  GFS must note the type of documents, any identification number in the document, place of issuance and date of issuance. Such information must be retained by GFS for five (5) years after the record is made;

c.

A description of the non-documentary methods, as set out in paragraph b(ii) above, and results of the measures GFS took to verify the identity of the customer.  Such information must be retained by GFS for five (5) years after the record is made; and

d.

A description of how GFS resolved any substantive discrepancy it discovered when verifying the customer identification information it received.  Such information must be retained by GFS for five (5) years after the record is made.

4.

Within a reasonable time after GFS opens a customer account, and preferably prior to opening the account, GFS must make a determination as to whether the customer appears on any list of known or suspected terrorists or terrorist organizations as issued by any federal government agency and designated as such by the Department of the Treasury.  GFS should make the determination by cross-checking customer names with such lists.

5.

The Trust must post a notice on its website and its account applications in an effort to give customers notice, prior to opening the account, that GFS, for the Trust, is requesting information to verify the customer’s identity.  The notice must generally describe the identification requirements.

Transaction Monitoring Procedures

Because Shareholder transactions are processed by GFS, and in some cases by Financial Intermediaries, the Trust must rely on the anti-money laundering procedures of GFS and Financial Intermediaries to ensure that the Trust is not used for money-laundering transactions.  For example, the Trust must rely on GFS’s procedures to ensure that:  (i) certain forms of payment that GFS deems may be consistent with money-laundering activity, such as payment by cash or cash equivalents, are not accepted; and (ii) requests for underwriting of redemption proceeds to an address or an account other than the investor’s primary account listed on the account application are not processed without proper due diligence.

VERIFICATIONS

The Trust is directing the AML Compliance Officer to use his or her collective best efforts to obtain an annual certification (“Transfer Agency Certifications”) that states that GFS: (i) has implemented an anti-money laundering program; (ii) will perform (or its agent will perform) the specific anti-money laundering requirements under Transfer Agency Amendment; and (iii) if applicable, has not detected any suspected money laundering activity with respect to the Trust.  The Trust is hereby directing the AML Compliance Officer to ensure that the Transfer Agency Amendment and Transfer Agency Certifications satisfy the requirements of 31 CFR § 103.131(b)(6), as may be amended from time to time.

EMPLOYEE TRAINING

The Trust does not have employees.  Pursuant to this AML Program, the Trust will rely on the anti-money laundering training programs implemented by the Adviser and GFS.  Each employee of GFS that has been identified by the AML Compliance Officer as having responsibility under the AML Program will receive initial training on the AML Program.  Periodic ongoing training will occur at the direction of the AML Compliance Officer.  The AML Compliance Officer will maintain the schedule of training and records of those in attendance.

INDEPENDENT AUDIT

The Trust will undertake to conduct an audit to determine the efficacy of the AML Program.  For this purpose, the Trust may engage internal management personnel (excluding the AML Compliance Officer), the Trust’s outside public auditors or legal counsel, or another consultant.  Such audits will occur at least once every two years, but may occur more often.  The AML Compliance Officer will present to the Board a summary of the results of each audit.

At a minimum, the audit should: (i) test internal procedures for compliance with applicable AML Rules; (ii) review records of any suspected money laundering activity that may have been detected or reported; (iii) determine whether or not more frequent audits are necessary based upon the frequency and significance of reported suspicious activities; and (iv) provide a written summary of findings and recommendations.

Recordkeeping

The AML Compliance Officer will ensure that they and/or GFS maintain copies of the AML Program and data relating to any suspected money-laundering activity, including any reports filed with regulatory authorities.  All records must be maintained for at least five (5) years and in compliance with the requirements of applicable anti-money laundering laws and regulations.

JOINT INVESTIGATIONS

The Trust will cooperate with other financial institutions to investigate suspicious or criminal activity to the extent permitted by law.

THE NORTH COUNTRY FUNDS

GEMINI FUND SERVICES, LLC

By:

By:

Michael J. Wagner, President

Kevin  P. Meehan, President

Date: _________________________                   Date:__________________________